SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 15, 2002

RENTRAK CORPORATION

(Exact name of registrant as specified in charter)

Oregon
(State or other jurisdiction of incorporation)

0-15159
(SEC File Number)

93-0780536
(IRS Employer Identification No.)

One Airport Center 7700 N.E. Ambassador Place Portland, Oregon (Address of principal executive offices)	97220 (Zip Code)

Registrant's telephone number, including area code:
(503) 284-7581

Item 5. Other Events.

     Pursuant to a letter agreement dated November 15, 2002, the registrant repurchased from Disney Enterprises, Inc., a subsidiary of The Walt Disney Company, warrants to purchase 925,961 shares of the registrant's common stock in exchange for a cash payment of $300,000, plus specified additional amounts up to a maximum of $2,000,000 if a transaction involving a change of control of the registrant occurs during the three-year period ending November 15, 2005. A copy of the letter agreement setting forth the terms of the warrant repurchase is attached to this report as Exhibit 99 and is incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits

     Exhibit 99. Letter Agreement Between Rentrak Corporation and Disney Enterprises, Inc., dated November 15, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENTRAK CORPORATION
Dated: November 18, 2002	By: /s/ Mark L. Thoenes Mark L. Thoenes Chief Financial Officer

EXHIBIT INDEX

99.     Letter Agreement Between Rentrak Corporation and Disney Enterprises, Inc., dated
          November 15, 2002.